Exhibit 10.32

Labor Contract

Between

Party A (Employer)

And

Party B (Employee)

Party A (Employer)
Name:
Legal Representative:
Address:

Party B (Employee)
Name:	Gender:	Date of Birth:

ID Card No.

This Labor Contract is made and entered into by and between both parties based on the principles of equality, voluntariness and agreement after negotiation, pursuant to the provisions of the Labor Contract Law of the People’s Republic of China and relevant laws of the state, subject to the following terms and conditions hereinafter.

Article 1 Labor Contract
This Contract is a __________ term contract. It shall become effective on __________ and expire on __________, of which, the probation period shall be __________ days, from __________ to __________.

Article 2 Job Description and Work Place
2.1 Party B agrees to serve as the __________ (position) according to the demands of Party A.

2.2 Party A may adjust Party B’s position according to the work demand, and the competence and performance of Party B. In case of job assignment waiting of Party B as set forth in the rules and regulations of Party A, Party A may arrange Party B to await job assignment or receive training, and Party B is willing to accept Party A's management and arrangement.

2.3 Party B agrees to complete the work assigned on time and meet quantity requirements in accordance with the position duties specified by Party A.

2.4 Party B shall work at  .

Article 3 Working Hours, Rest and Vacations
3.1 Party A shall implement the working hour system as provided by the state, and may specify and adjust Party B's actual working hours on the basis of the different work demands of the positions in accordance with the relevant provisions. Party B shall implement the working hours specified by Party A.

3.2 In consideration of distinctness of the industry Party A engages in, Party A may adjust Party B's working hours, shifts, and days off according to the work demand, and Party B is willing to accept such arrangements made by Party A.

Article 4 Labor Compensation
4.1 The monthly wage of Party B during the probation period shall be RMB   yuan; and if the employment continues after expiration of the probation period, the monthly wage of Party B after expiration of the probation period shall be RMB   yuan.

4.2 The wage paid by Party A to Party B is pre-tax wage. The individual income tax of Party B shall be withheld by Party A.

4.3 Party A may adjust Party B's wage according to Party A's actual business operation, rules and regulations, assessment over Party B's performance, Party B's length of service, reward and punishment records, and change in Party B's position, etc. However, Party B's wage after such adjustment shall be not less than the local minimum wage standard.

Article 5 Social Insurance
Both Party A and Party B shall participate in the social insurance and pay the social insurance premium pursuant to law.

Article 6 Labor Protection, Labor Conditions and Prevention from Occupational Hazards
6.1 Party A shall provide Party B with the appropriate labor protection facilities and labor conditions according to the national standards, and protect Party B's safety and health during the employment in accordance with the relevant provisions of the state and the local government.

6.2 Party A shall provide trainings to Party B in terms of knowledge about labor safety, rules and regulations, operational procedures, and skills, etc in accordance with the relevant provisions of the state; Party B shall participate in such trainings and strictly observe the labor safety provisions and operational procedures in relation to its position.

Article 7 Provisions on Rules and Regulations
7.1 Party B agrees to strictly observe the laws, rules and regulations of the state and the social morals, observe various rules and regulations of Party A, including the provisions and requirements as stated in the Employee Manual. Party B shall also take good care of Party A's property and safeguard Party A's interests.

7.2 Party B undertakes that it shall strictly observe Party A's confidentiality rules, and in no event disclose the information about Party A's operation and business to any third party,  copy or lend to any third party the business archives or business documents.

Article 8 Amendment of the Labor Contract
This Contract may be amended after unanimous consultations by both parties. Amendment of this Contract shall be made in writing, indicating the contents amended and the date of amendment, and shall become effective after signed and sealed by both parties.

Article 9 Termination of the Labor Contract
9.1 This Contract may be terminated after unanimous consultations by both parties.

9.2 Party A may terminate the Contract at any time if Party B is proved not up to any of the following requirements for recruitment during the probation period:

9.2.1 Party B is in good physical condition, free of any mental disorder, communicable disease, and other diseases that may affect the job.

9.2.2 Party B behaves well in all respects, without any misdeed, and is full of devotion and hardworking spirits.

9.2.3 Party B is able to complete the work, instructions and tasks assigned by Party A in accordance with the requirements of Party A.

9.3 Party A may terminate the Contract at any time if Party B is in any of the following circumstances, irrespective of the probation period:
9.3.1 Serious violation of the labor disciplines and rules of Party A, with the detailed provisions as follows:
☐ Absent from work without leave for 2 days or more in one month, and accumulative days absent from work without leave for three days or more in half a year;
☐ Drug-taking, fighting, wenching, stealing, robbery, etc;
☐ Other serious violation of the labor disciplines and rules and regulations of Party A;.
☐ serious breach of duty, or jobbery, causing material damage to Party A.

Article 10 Training and Job Transfer

10.1 If Party A agrees to contribute to Party B's training or assigned study, Party B shall sign a Training Agreement with Party A, as the attachment to this Contract. If Party B's length of service as set forth in the Agreement is unexpired when Party B requests to terminate the Contract, Party B shall assume the compensation responsibility in accordance with the provisions of the Agreement.

10.2 Party B agrees to accept the work arranged by Party A, which is beyond the scope agreed upon in the Contract, according to the operation requirements of Party A without changing the terms and conditions of the Contract. If the wage standard for the new position is higher than the original one, Party A shall pay the wage in accordance with the wage standard for the new position; and if the wage standard for the new position is lower than the original one, Party B's original wage shall remain unchanged.

Article 11 Trade Secrets

During the term of the Contract and the non-competition period, Party B shall not disclose to any person the trade secrets of Party A and any datasn owned by Party A. Party B shall indemnify Party A for any damages suffered by Party A resulting from Party B's violation of this provision, in accordance with the Compensation Measures for the Violation of Relevant Provisions of the Labor Law on Labor Contract issued by the Ministry of Labor and Social Security.

Article 12 Renewal of the Labor Contract

The Contract may be renewed with mutual agreement of both parities when a party requires renewal of the Contract upon the expiration. In case of renewal, Party A shall handle the relevant procedures with Party B prior to the expiration of the Contract.

Article 13 Settlement of Disputes

Any disputes arising between both parties shall be settled through negotiation, or referred to the Labor Dispute Mediation Committee of Party A for mediation; in case that no settlement can be reached through mediation, or either party is not willing to enter into mediation, both parties shall have the right to submit the disputes to the competent Labor Disputes Arbitration Commission for arbitration within 60 days from the date when they know or should know that their rights have been infringed upon; whoever has any objection to the arbitral award may bring an action before the People’s Court of competent jurisdiction within __ days upon receipt of the arbitral award.

Article 14 Any matters not covered herein shall be subject to the provisions of the state and the rules and regulations formulated by Party A pursuant to law.

Article 15 The Contract shall become effective as of the date of signing. Party A and Party B shall hold one copy respectively, each of which shall have equal effect in law.

Party A: (Seal)	Party B: (Signature)

Legal Representative
(Authorized Agent): (Signature)

Date:	Date:

Certification Authority: (Seal)	Certified by: (Seal)